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UJB FINANCIAL CORP.                                                                                   Exhibit (28)A
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

                                                                             March 31,   December 31,  March 31,
                                                                                1994         1993         1993
Assets                                                                      ------------ ------------ ------------
Cash and cash equivalents
    Cash and due from banks                                                $    694,512 $    720,404 $    589,646
    Federal funds sold and securities purchased under agreements to resell       15,375       99,500      169,900
                                                                            ------------ ------------ ------------
        Total cash and cash equivalents                                         709,887      819,904      759,546
Interest bearing deposits with banks                                             37,107       19,962        6,380
Trading account securities                                                       30,628       29,735       32,907
Investment securities available for sale                                      1,001,108    1,162,088      712,490
Investment securities:
    U.S. Government and Federal agencies                                      1,452,387    1,267,613    2,166,534
    States and political subdivisions                                           298,460      308,004      363,833
    Other securities                                                          1,542,822      881,096      591,942
                                                                            ------------ ------------ ------------
        Total investment securities                                           3,293,669    2,456,713    3,122,309
Loans (net of unearned discount):
    Commercial                                                                4,386,732    4,235,631    4,386,875
    Mortgage                                                                  2,343,062    2,377,440    2,318,525
    Instalment                                                                2,002,140    1,994,023    2,043,492
                                                                            ------------ ------------ ------------
        Total loans                                                           8,731,934    8,607,094    8,748,892
    Less: Allowance for loan losses                                             239,449      242,104      253,086
                                                                            ------------ ------------ ------------
        Net loans                                                             8,492,485    8,364,990    8,495,806
Premises and equipment                                                          165,578      167,477      169,901
Other real estate owned, net of reserve                                          69,462       72,275      112,601
Accrued interest receivable                                                      75,506       71,728       79,559
Due from customers on acceptances                                                16,021       20,126       19,119
Other assets                                                                    262,485      225,551      244,780
                                                                            ------------ ------------ ------------
Total Assets                                                               $ 14,153,936 $ 13,410,549 $ 13,755,398
                                                                            ============ ============ ============
Liabilities and Shareholders' Equity
Deposits:
    Non-interest bearing demand deposits                                   $  2,785,190 $  2,802,496 $  2,329,341
    Interest bearing deposits:
        Savings and time deposits                                             8,392,520    8,427,272    8,828,094
        Commercial certificates of deposit of $100,000 and over                 244,943      226,586      217,941
                                                                            ------------ ------------ ------------
            Total deposits                                                   11,422,653   11,456,354   11,375,376
Commercial paper                                                                 51,509       33,359       63,356
Other borrowed funds                                                          1,241,104      549,449      984,036
Long-term debt                                                                  208,741      208,459      216,121
Accrued interest payable                                                         27,136       22,786       40,869
Bank acceptances outstanding                                                     16,021       20,126       19,119
Accrued expenses and other liabilities                                          186,777      143,942      119,138
                                                                            ------------ ------------ ------------
            Total liabilities                                                13,153,941   12,434,475   12,818,015
Shareholders' equity :
    Preferred stock: Authorized 4,000,000 shares without par value:
        Series B: Authorized 1,200,000 shares; issued and outstanding 600,166
           in 1994 and 1993, adjustable-rate cumulative, $50 stated value        30,008       30,008       30,008
    Common stock par value $1.20:
        Authorized 65,000,000 shares; issued and outstanding
           51,873,981 at March 31, 1994,  51,631,856 at
           December 31, 1993 and 51,114,539 at March 31, 1993                    62,249       61,958       61,338
    Surplus                                                                     388,263      384,229      374,712
    Retained earnings                                                           515,973      499,879      471,325
    Net unrealized gain on investment securities available for sale               3,502            -            -
                                                                            ------------ ------------ ------------
        Total shareholders' equity                                              999,995      976,074      937,383
                                                                            ------------ ------------ ------------
Total Liabilities and Shareholders' Equity                                 $ 14,153,936 $ 13,410,549 $ 13,755,398
                                                                            ============ ============ ============

Note:  Certain 1993 loan balances have been restated for comparative purposes.
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